CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity U.S. Government Reserves and Fidelity Cash Reserves series of Fidelity Phillips Street Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 53 to the Trust's Registration Statement on Form N-1A (File Nos. 002-63350 and 811-02890) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 50 to the Registration Statement.

/s/Shearman & Sterling LLP
Shearman & Sterling LLP
New York, NY
January 25, 2006